Exhibit 4.4

BYLAWS

OF

COLONY BANKCORP, INC.

TABLE OF CONTENTS

ARTICLE ONE – OFFICES

Section 1.1	Registered Office
Section 1.2	Other Offices

ARTICLE TWO – SHAREHOLDERS’ MEETINGS

Section 2.1	Place of Meetings
Section 2.2	Annual Meetings
Section 2.3	Substitute Annual Meetings
Section 2.4	Special Meetings
Section 2.5	Notice of Meetings
Section 2.6	Quorum
Section 2.7	Voting of Shares
Section 2.8	Proxies
Section 2.9	Presiding Officer
Section 2.10	Adjournments

ARTICLE THREE – THE BOARD OF DIRECTORS

Section 3.1	General Powers
Section 3.2	Requirements
Section 3.3	Number, Election and Term of Office
Section 3.4	Removal
Section 3.5	Compensation
Section 3.6	Committees of the Board of Directors
Section 3.7	Honorary and Advisory Director

ARTICLE FOUR – MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1	Regular Meetings
Section 4.2	Special Meetings
Section 4.3	Place of Meetings
Section 4.4	Notice of Meetings
Section 4.5	Quorum
Section 4.6	Vote Required for Action
Section 4.7	Action by Directors Without a Meeting
Section 4.8	Secretary to Board

ARTICLE FIVE – NOTICE AND WAIVER

Section 5.1	Procedure
Section 5.2	Waiver

ARTICLE SIX – OFFICERS

Section 6.1	Number
Section 6.2	Election and Term
Section 6.3	Compensation
Section 6.4	Removal
Section 6.5	Chairman of the Board
Section 6.6	President
Section 6.7	Officer in Place of President
Section 6.8	Secretary

ARTICLE SEVEN – DIVIDENDS

Section 7.1	Time and Conditions of Declaration
Section 7.2	Share Dividends – Treasury Shares
Section 7.3	Share Dividends – Unissued Shares
Section 7.4	Share Splits

ARTICLE EIGHT – SHARES

Section 8.1	Authorization and Issuance of Shares
Section 8.2	Share Certificates
Section 8.3	Rights of Bank with Respect to Registered Owners
Section 8.4	Transfer of Shares
Section 8.5	Duty of Bank to Register Transfer
Section 8.6	Lost, Stolen, or Destroyed Certificates
Section 8.7	Fixing of Record Date
Section 8.8	Record Date if None Fixed

ARTICLE NINE – INDEMNIFICATION

Section 9.1	Indemnification
Section 9.2	Payment of Expenses in Advance
Section 9.3	Insurance
Section 9.4	Rights Not Exclusive

ARTICLE TEN – MISCELLANEOUS

Section 10.1	Inspection of Books and Records
Section 10.2	Fiscal Year
Section 10.3	Seal

ARTICLE ELEVEN – AMENDMENTS

Section 11.1	Power to Amend Bylaws
Section 11.2	Conditions

ARTICLE ONE

OFFICES

1.1 Registered Office. The corporation shall maintain its registered office in Ben Hill County, Georgia.

1.2 Other Offices. In addition to its registered office, the corporation also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the corporation may require or make desirable, subject to the bank holding company laws of this State.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

2.1 Place of Meetings. Meetings of the shareholders of the corporation may be held at any place within (or without) the State of Georgia, as set forth in the notice thereof.

2.2 Annual Meetings. The annual meeting of shareholders of the corporation shall be held on the 2nd Tuesday in March unless that day is a legal holiday, and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3 Substitute Annual Meetings. If the annual meeting is not held on the day designated in Section 2. 2, any business, including the election of directors, which might properly have been acted upon at that meeting, may be transacted at any subsequent shareholders’ meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.

2.4 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the corporation upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the corporation entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors.

2.5 Notice of Meetings. Unless waived as contemplated in Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than twenty (20) days, nor more than fifty (50) days before the date thereof, either personally, by mail, or by telegram, charges prepaid by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

2.6 Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the Articles of Incorporation of the corporation or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or by any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors.

2.7 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned, it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.9 Presiding Officer. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve as chairman of every shareholders’ meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The Chairman may appoint such persons as he deems required to assist with the meeting.

2.10 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

ARTICLE THREE

THE BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by these bylaws directed or required to be exercised or done by the shareholders.

3.2 Requirements. Each director of the corporation shall be a natural person of the age of 18 years or more.

3.3 Number Election and Term of Office. The Board of Directors of the corporation shall consists of not less than three (3), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.4 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the Board of Directors for three (3) consecutive meetings without having been excused by the Board of Directors.

3.5 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

3.6 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of three or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the corporation to the extent set forth in the resolution establishing such committee.

3.7 Honorary and Advisory Directors. The Board of Directors of the corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed an Honorary Director, Director Emeritus, or member of an advisory board may be compensated as provided in Section 3.5, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

4.1 Regular Meetings. An annual organizational meeting of the Board of Directors shall be held on the day of and after the annual meeting of the shareholders of the corporation. In the event the annual shareholders’ meeting is not held as provided by Sections 2.3 or 2.4, such organizational meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held on any                      fixed by the Board of every month during the calendar year, except during the month in which the organizational meeting of the Board of Directors is held; provided, however, that the Board of Directors and the President are authorized to cancel any such regular meetings, excluding the organizational meeting.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board, or by any two directors in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place within (or without) the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the corporation. Unless waived as contemplated in Section 5 .2, the President or Secretary of the corporation, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

4.5 QUORUM. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

4.6 Vote Required for Action. Except as otherwise provided in these bylaws, by the corporation’s Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7 Action by Directors Without a Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

4.8 Secretary to Board. The Board of Directors shall appoint a secretary, who need not be a member of the Board, whose duty it shall be to keep an accurate record of all meetings of said Board.

ARTICLE FIVE

NOTICE AND WAIVER

5.1 Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or director at his last known address, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

5.2 Waiver. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.

ARTICLE SIX

OFFICERS

6.1 Number. The officers of the corporation shall consist of a President, Secretary and a Treasurer. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the corporation.

6.2 Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

6.3 Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors, or by the Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.6. Compensation of all employees who are not officers shall be set by the President subject to review by the Board, at its election.

6.4 Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the corporation will be served thereby without prejudice to any contract right to such officer.

6.5 Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6 President. The President shall be the chief executive officer of the corporation and shall have general control and supervision over the business and affairs of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board of Directors, the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.7 Officer in Place of President. The Board of Directors may designate an officer who shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President.

6.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these bylaws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporation’s seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.

ARTICLE SEVEN

DIVIDENDS

7.1 Time and Conditions of Declaration. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the next preceding fiscal year.

7.2 Share Dividends – Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the corporation out of any treasury shares that have been reacquired out of the capital funds of the corporation.

7.3 Share Dividends – Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of any retained earnings of the corporation; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend.

7.4 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the corporation shall not be construed to be a share dividend within the meaning of this Article.

ARTICLE EIGHT

SHARES

8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the corporation within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law.

8.2 Share Certificates. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the corporation’s books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the corporation itself, or any employee of the corporation, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4 Transfer of Shares. Transfer of shares shall be made upon the stock transfer books of the corporation only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.6 of these bylaws shall have been satisfied.

8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfers of its shares only if:

(a)	the share certificate is endorsed by the appropriate person or persons; and

(b)	reasonable assurance is given that these endorsements are genuine and effective; and

(c)	the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d)	any applicable law relating to the collection of taxes has been complied with; and

(e)	the transfer is in fact rightful or is a bona fide purchaser.

8.6 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

8.7 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders’ meeting, not less than 20 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8 Record Date if None Fixed. If no record date is fixed as provided in Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders’ meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of payment of a dividend.

ARTICLE NINE

INDEMNIFICATION

9.1 Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the corporation, or that he is or was serving, at the request of the corporation, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

9.2 Payment of Expenses in Advance. Expenses incurred in defending any action, suit or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided above.

9.3 Insurance. The corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing provisions of these bylaws.

9.4 Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time.

ARTICLE TEN

MISCELLANEOUS

10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be open to the inspection of shareholders, except such accounts, books and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

10.2 Fiscal Year. The fiscal year of the corporation shall be set by resolution of the Board of Directors.

10.3 Seal. The following is the impression of the seal adopted by the Board of Directors.

ARTICLE ELEVEN

AMENDMENTS

11.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws. Notice of any change in the bylaws during the year shall be given to the stockholders at the annual meeting and shall be proposed for ratification by a majority vote of the shareholders represented at the meeting in person or by proxy. If the shareholders fail to ratify the change in the bylaws, such change shall not be effective after the shareholders’ meeting at which it is proposed for ratification. Any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

11.2 Conditions. Action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

The foregoing bylaws were adopted by the Board of Directors of the corporation at its organizational meeting held as shown in the minutes to which these bylaws are annexed, in witness of which the undersigned directors have hereunto subscribed their signatures.

AMENDMENT TO BYLAWS

At the annual meeting of the corporation held on March 13, 1990, Article II, Section 2.2 of the bylaws of Colony Bankcorp, Inc. were amended upon ratification by unanimous vote of the shareholders present in person and by proxy following the recommendation of the board of directors of the corporation at its regular March, 1990, annual meeting. As amended said bylaws read as follows:

ARTICLE II

2.2 – ANNUAL MEETINGS

The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in April of each year unless that day is a legal holiday and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

The undersigned does hereby certify that he is the Secretary of the Board of Directors of Colony Bankcorp, Inc., and was appointed secretary for the annual meeting of the shareholders of Colony Bankcorp, Inc. held on March 13, 1990, and that at said annual meeting a motion was duly made, seconded, and unanimously carried by those present in person and by proxy, a quorum being present, to amend Section 2.2 of Article II of the bylaws of the corporation to change the meeting date of the annual meeting of the shareholders.

SO CERTIFIED this 20th day of March, 1990.

Secretary of the Board

Secretary of Colony Bankcorp, Inc

AMENDMENT TO BYLAWS

At the annual meeting of the corporation held on April 23, 2002, Article III, Section 3.8 of the bylaws of Colony Bankcorp, Inc. was added upon ratification by a majority vote of the shareholders present in person and by proxy following the recommendation of the board of directors of the corporation at its regular, April, 2002, annual meeting. As amended, said bylaws read as follows:

ARTICLE III

3.8 MANDATORY RETIREMENT OF DIRECTORS

Any director who reaches the age of 70 years at any time during the annual term of his or her term of office shall not be permitted to be appointed or reappointed as a director of the company for any term following the term during which said director has reached the age of 70 years.

This provision shall in no way prohibit or limit the right of the corporation to appoint a person as honorary director, director emeritus or member of any advisory board established by the Board of Directors at any time regardless of age; and to be compensated as provided in Section 3.5 herein.

SO CERTIFIED this 19th day of November, 2002.

Secretary of the Board

Secretary of Colony Bankcorp, Inc

AMENDMENT TO BYLAWS

At the annual meeting of the corporation held on April 24, 2007, Article VIII, Sections 8.2, 8.4, 8.5 and 8.6 of the bylaws of Colony Bankcorp, Inc. are hereby amended by deleting said Sections in their entirety and substituting in lieu thereof the following new Sections:

ARTICLE VIII

8.2 Certificates; Direct Registration System. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Georgia law. Any certificates that are issued shall be signed in the name of the corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue. Shares of the corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by NASDAQ or any securities exchange on which the stock of the corporation may from time to time be traded.

8.4 Transfer of Shares. Transfers of shares of stock of the corporation shall be made by the Transfer Agent and Registrar on the books of the corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these Bylaws, the corporation is under a duty to register the transfers of its shares only if:

(a) the share certificate is endorsed by the appropriate person or persons or upon the presentation proper evidence of authority to transfer by the record holder; and

(b) reasonable assurance is given that these endorsements or evidence of the authority to transfer are genuine and effective; and

(c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d) any applicable law relating to the collection of taxes has been complied with; and

(e) the transfer is in fact rightful or is a bona fide purchaser.

8.6 Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the corporation, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

SO CERTIFIED this 17th day of July, 2007.

Secretary of the Board

Secretary of Colony Bankcorp, Inc.

AMENDMENT TO BYLAWS

At the annual meeting of the corporation held on May 26, 2015, Article II, Section 2.2 of the bylaws of Colony Bankcorp, Inc. were amended upon ratification by majority vote of the shareholders present in person and by proxy following the recommendation of the board of directors of the corporation at its regular February 17, 2015 board meeting. As amended said bylaws read as follows:

ARTICLE II

2.2 – ANNUAL MEETINGS

The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in May of each year unless that day is a legal holiday and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

The undersigned does hereby certify that he is the Secretary of the Board of Directors of Colony Bankcorp, Inc., and was appointed secretary for the annual meeting of the shareholders of Colony Bankcorp, Inc. held on May 26, 2015, and that at said annual meeting a motion was duly made, seconded, and carried by a majority vote of those present in person and by proxy, a quorum being present, to amend Section 2.2 of Article II of the bylaws of the corporation to change the meeting date of the annual meeting of the shareholders.

SO CERTIFIED this 26th day of May, 2015.

Secretary of the Board

Secretary of Colony Bankcorp, Inc.